UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2006

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 -           Entry Into A Material Definitive Agreement

On January 31, 2006, Heritage Bank, a subsidiary of Heritage Commerce Corp, entered into an agreement for the sale of its Capital Group loan portfolio to County Bank located in Merced, California.  The sale was completed on February 1, 2006.  The purchase price was approximately $30,000,000 which will result in a gain on the sale of approximately $670,000.  The gain will be recognized in the first quarter of 2006.  The portfolio consisted primarily of “factoring” type loans.  Heritage Bank has issued a press release which is attached as an exhibit to this filing.

ITEM 9.01 -           Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: February 6, 2006	HERITAGE COMMERCE CORP

	By:	/s/ Lawrence D. McGovern
Lawrence D. McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press Release dated February 1, 2006